                          Exhibit A

NEES Energy, Inc.
Balance Sheet
(Thousands of Dollars)
As of December 31, 2000
(Unaudited, Subject to Adjustment)

ASSETS
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[S]     [C]
Current assets:
     Cash     $    929
     Asset held for sale-AllEnergy     28,536
     Other current assets     1,261
               --------
     Total current assets     30,726
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Deferred federal and state income taxes     818
Other assets     2
               --------
     Total other assets     820
               --------
Total assets     $31,546
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LIABILITIES AND CAPITALIZATION
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Current liabilities:
     Accounts payable (including $13 to affiliates)     $     14
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Parent company's investment:
     Subordinated notes payable to parent     78,506
     Common stock, par value $1 per share     1
     Other paid-in capital     (46,890)
     Accumulated deficit     (85)
               --------
     Total parent company's investment     31,532
               --------
Total liabilities and parent company's investment     $31,546
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